QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-67696 and 333-43236 on Form S-4 and Registration Statement Nos. 333-71764, 333-67698, 333-99001 and 333-98979 on Form S-8 of Science Applications International Corporation of our report dated March 24, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 133, as amended), appearing in this Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2003.

/s/ DELOITTE & TOUCHE LLP San Diego, California April 11, 2003

QuickLinks

INDEPENDENT AUDITORS' CONSENT